Gibraltar Reports First Quarter 2026 Results
OmniMax integration accelerating
Raising 2026 synergy commitment to $26M, $16M included in FY 2026 EBITDA Outlook
Reaffirming full year 2026 guidance

Buffalo, New York, May 7, 2026 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets, today reported its financial results for the three-month period ended March 31, 2026.
As a reminder, on June 30, 2025, Gibraltar announced that it has reclassified its Renewables business as discontinued operations to focus its asset portfolio and resources on its building products and structures businesses – namely the residential, agtech and infrastructure segments. On February 20, 2026, Gibraltar sold the electrical balance-of-systems (eBOS) business for $70 million in cash.
“The first quarter was very busy with the closing of the OmniMax acquisition on February 2nd and the subsequent launch of our integration efforts across the combined business. There has been significant progress as our 22 integration planning teams have delivered over 500+ milestones in the last 90 days. We are accelerating key initiatives and have raised our synergy commitment again, adding another $2 million for 2026 to a total of $26 million of which $16 million is planned to be realized in full-year 2026 adjusted EBITDA. In parallel, we continued to navigate a slower Residential end market, deal with accelerating commodity inflation, and manage through some disruptive weather events in the quarter,” stated Chairman and CEO Bill Bosway.
“Including two months of OmniMax, net sales increased 44.6% and adjusted EBITDA increased 16.1% while adjusted EPS was down 50% primarily driven by an increase in interest expense and unfavorable price material economics driven by significant increase in aluminum prices during the quarter. We executed price actions in both March and April across 14 of our residential brands and operating units, which we expect will create positive price material economics for us in the second quarter. We consumed cash in the quarter per our range of expectations and applied the $70 million of proceeds of the eBOS divestiture to debt reduction.”
First Quarter 2026 Results from Continuing Operations

Three Months Ended March 31,
	2026	2025	Change
Net Sales	$356.3	$246.4	44.6%
Adjusted EBITDA	$49.0	$42.2	16.1%
Net (Loss) / Income	$(12.1)	$23.1	NMF
Adjusted Net Income	$13.5	$27.3	(50.5)%
GAAP (Loss) / Earnings Per Share – Diluted	$(0.40)	$0.76	NMF
Adjusted EPS – Diluted	$0.45	$0.90	(50.0)%

Net Sales

•Driven by acquisitions of OmniMax, Lane Supply and Metal Roofing with organic growth down slightly
GAAP Income / EPS
•Net loss driven by pretax expenses of $32.6 million, or $0.80 per share related to OmniMax acquisition including deal closing and integration costs, and fair market amortization step-up
Adjusted Net Income / EPS
•Decreased 50.5% to $13.5 million, or $0.45 per share, including the net interest impact of $14.6 million versus first quarter 2025
•Aluminum market price increased significantly in the quarter. Steel, resin, and fuel inflation began to materialize in March post Middle East conflict.
•Price increases in March and April drive positive price material economics in the second quarter
• Lower volume, business and product mix
Adjusted measures are further described in the appended reconciliation of adjusted financial measures.

First Quarter Segment Results

Residential

($Millions) Three Months Ended March 31,
	2026 GAAP	2025 GAAP	Change	2026 Adjusted	2025 Adjusted	Change
Net Sales	$281.4	$180.0	56.3%	$281.4	$180.0	56.3%
Operating Income	$20.2	$31.3	(35.5)%	$31.0	$32.4	(4.3)%
Operating Margin	7.2%	17.4%	(1020) bps	11.0%	18.0%	(700) bps
EBITDA	N/A	N/A	N/A	$43.8	$35.4	23.7%
EBITDA Margin	N/A	N/A	N/A	15.6%	19.7%	(410) bps

Net Sales
•OmniMax contributed $89 million and metal roofing acquisitions $18 million in the quarter
•Organic sales: building products down 3.8%, mail and package down 1.5%
•Solid start in the second quarter - April shipments and bookings on plan and ahead of 2025 levels

Operating Income / EBITDA
•Lower volume related to soft end market in the first quarter
•Timing of price realization against significant inflation in the quarter – executed price actions across 14 of our brands and operating units in March and April
•Operating inefficiencies related to close of OmniMax deal in middle of first quarter

OmniMax Integration – First 90 days
•22 integration planning teams and delivered 500+ milestones
•Phase 1 organization restructuring executed, Phase 2 to be completed in the second quarter

•Raised synergy commitment an additional $2 million to $26 million with $16 million realized in full-year 2026 adjusted EBITDA – added Corporate savings category
•Over 50% of synergy commitment executed to date with realized savings starting to ramp up in the second quarter
•Gained new business in 40+ new customer branches through participation initiatives
•Now have over 60+ existing customer locations buying complementary Gibraltar and OmniMax products through successful cross-selling initiatives

Agtech

($Millions) Three Months Ended March 31,
	2026 GAAP	2025 GAAP	Change	2026 Adjusted	2025 Adjusted	Change
Net Sales	$55.6	$45.0	23.6%	$55.6	$45.0	23.6%
Operating Income	$3.3	$3.4	(2.9)%	$3.5	$4.9	(28.6)%
Operating Margin	6.0%	7.5%	(150) bps	6.3%	10.8%	(450) bps
EBITDA	N/A	N/A	N/A	$5.8	$6.3	(7.9)%
EBITDA Margin	N/A	N/A	N/A	10.5%	14.1%	(360) bps

Net sales were driven by the acquisition of Lane Supply. Overall, organic volume was down 3% driven by movement of projects to later in the year. Backlog for the business remains very solid at $84 million but reflects a 13% decrease at quarter-end from the removal of the CEA Arizona project.
Adjusted operating margin in the quarter was driven by lower volume associated with projects moving to later in the year, and the impact of having full quarter results for Lane in 2026.

Infrastructure

($Millions) Three Months Ended March 31,
	2026 GAAP	2025 GAAP	Change	2026 Adjusted	2025 Adjusted	Change
Net Sales	$19.2	$21.3	(9.9)%	$19.2	$21.3	(9.9)%
Operating Income	$3.7	$5.3	(30.2)%	$3.7	$5.3	(30.2)%
Operating Margin	19.3%	24.7%	(540) bps	19.3%	24.7%	(540) bps
EBITDA	N/A	N/A	N/A	$4.5	$6.0	(25.0)%
EBITDA Margin	N/A	N/A	N/A	23.3%	28.2%	(490) bps

Sales were impacted by two separate weather events in March that affected power supply to our facility, resulting in a portion of March orders being shipped in April. Operations performed well, taking care of customers and staying on plan for the second quarter. Customer backlog was down 3% driven by timing of project awards but quoting / bid activity remains very strong and is expected to result in increased bookings in the second quarter and 2026. Margins were impacted by lower volume and mix.

Balance Sheet and Cash Flow
Gibraltar’s policy with respect to cash allocation will be to keep a minimum ($20-25 million) of cash on hand, use the revolver as needed to fund seasonal builds and pay down debt with excess cash flow.
During the quarter, Gibraltar used $34.6 million in cash from operations, including the outlays for closing the transaction. The Company applied the $70 million in proceeds from the eBOS sale to debt reduction and, as a result, net debt on the balance sheet was $1.2 billion and revolving credit facility availability was $467 million at quarter-end.

2026 Outlook for Continuing Operations
Mr. Bosway added, “I am pleased with the position we are in heading into the second quarter and the second half of the year. Our Residential business is off to a solid start with both shipments and bookings in April on plan and above 2025 levels. Our leadership team and Integration Management Office continue to integrate the business, identify and implement more synergy savings, execute price initiatives to deliver positive price material economics in the second quarter, and win more with customers as we displace competition and/or expand presence through successful cross-selling initiatives. We are focused on what we can control in a dynamic end market environment. In addition, our Agtech plan remains on track with a backlog of signed and funded projects, and I am excited to see the engineering backlog of Infrastructure convert to order backlog in the second quarter as well.”

Reiterating 2026 Guidance Range

For the Twelve Months Ended December 31,
	2026			2025
Net Sales (in billions)	$1.76	-	$1.83	$1.14
Adjusted EBITDA (in millions)	$310	-	$326	$185
Adjusted EBITDA Margin	17.6%	-	17.8%	16.3%
GAAP EPS – Diluted	$2.40	-	$2.80	$3.25
Adjusted EPS – Diluted	$3.65	-	$4.05	$3.92

First Quarter 2026 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the first quarter of 2026. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call also may be accessed by dialing (888) 396-8049 or (416) 764-8646. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar

Gibraltar is a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements
Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the ability of Gibraltar to successfully integrate OmniMax and/or to achieve expected cost and operational synergies from the OmniMax transaction; tariffs and retaliatory tariffs imposed by the United States or other countries on imported goods, including raw materials used in the manufacturing of the Company’s products; changes to economic conditions and customer demand for the Company’s products; the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of trade and regulation, rebates, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding the company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release and its quarterly conference call, including adjusted net sales, adjusted operating income and margin, adjusted net income, adjusted earnings per share (EPS), free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), each a non-GAAP financial measure. Unless otherwise indicated, the consolidated financial statements, disclosures and related information disclosed herein relate to the Company's continuing operations, which exclude its Renewables business which was classified as a discontinued operation as of June 30, 2025. The Company has recast prior period amounts to reflect discontinued operations. Adjusted net income, operating income and margin exclude special charges consisting of restructuring costs (primarily comprised of exit activities costs and impairment of assets associated with 80/20 simplification, lean initiatives and / or discontinued products), acquisition related costs (legal and consulting fees, and integration costs for recent business acquisitions), and portfolio management. These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Adjusted EBITDA further excludes interest, taxes, depreciation, amortization and stock compensation expense. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. Free cash flow is operating cash flow less capital expenditures and the related margin is free cash flow divided by net sales. The Company believes that the presentation of adjusted measures and free cash flow provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA and free cash flow are also useful measures of the Company’s ability to service debt and adjusted EBITDA is one of the measures used for determining the Company’s debt covenant compliance.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company’s presentation of non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
Reconciliations of non-GAAP measures related to full-year 2026 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Contact:
Alliance Advisors Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@allianceadvisors.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net sales	$356,287	$246,357
Cost of sales	277,416	176,504
Gross profit	78,871	69,853
Selling, general, and administrative expense	83,327	41,198
Operating (loss) income	(4,456)	28,655
Interest expense (income), net	13,024	(1,637)
Other (income) expense, net	(814)	76
(Loss) income before taxes from continuing operations	(16,666)	30,216
(Benefit of) provision for income taxes	(4,614)	7,101
(Loss) income from continuing operations	(12,052)	23,115
Discontinued operations:
Loss before taxes from discontinued operations	(59,871)	(3,163)
Benefit of income taxes	(4,453)	(1,167)
Loss from discontinued operations	(55,418)	(1,996)
Net (loss) income	$(67,470)	$21,119
Net (loss) earnings per share – Basic:
(Loss) income from continuing operations	$(0.40)	$0.76
Loss from discontinued operations	(1.86)	(0.06)
Net (loss) income	$(2.26)	$0.70
Weighted average shares outstanding – Basic	29,796	30,252
Net (loss) earnings per share – Diluted:
(Loss) income from continuing operations	$(0.40)	$0.76
Loss from discontinued operations	(1.86)	(0.07)
Net (loss) income	$(2.26)	$0.69
Weighted average shares outstanding – Diluted	29,796	30,474

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,347	$115,724
Trade receivables, net of allowance of $3,329 and $2,558, respectively	224,577	120,327
Costs in excess of billings, net	25,496	26,799
Inventories, net	268,110	116,770
Prepaid expenses and other current assets	71,892	56,904
Assets of discontinued operations	89,283	192,362
Total current assets	699,705	628,886
Property, plant, and equipment, net	191,983	130,456
Operating lease assets	167,840	55,355
Goodwill	932,219	415,032
Customer relationships, net	631,704	109,092
Other intangibles, net	142,707	34,464
Other assets	21,337	20,318
	$2,787,495	$1,393,603
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$183,169	$108,216
Accrued expenses	193,380	155,807
Billings in excess of costs	8,480	8,879
Liabilities of discontinued operations	112,312	93,120
Total current liabilities	497,341	366,022
Long-term debt	1,220,825	—
Deferred income taxes	11,127	5,116
Non-current operating lease liabilities	153,374	46,199
Other non-current liabilities	24,196	25,868
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 100,000 shares; 34,674 and 34,482 shares issued and outstanding, respectively	347	345
Additional paid-in capital	354,993	353,018
Retained earnings	763,993	831,463
Accumulated other comprehensive loss	(4,581)	(3,683)
Treasury stock, at cost; 5,013 and 4,935 shares, respectively	(234,120)	(230,745)
Total stockholders’ equity	880,632	950,398
	$2,787,495	$1,393,603

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities
Net (loss) income	$(67,470)	$21,119
Loss from discontinued operations	(55,418)	(1,996)
(Loss) income from continuing operations	(12,052)	23,115
Adjustments to reconcile (loss) income from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	15,903	6,806
Stock compensation expense	1,859	2,860
Other, net	2,448	(144)
Changes in operating assets and liabilities net of effects from acquisitions:
Trade receivables and costs in excess of billings	(56,100)	(24,037)
Inventories	(20,460)	(8,233)
Other current assets and other assets	(3,325)	(5,579)
Accounts payable	47,613	18,202
Accrued expenses and other non-current liabilities	(10,439)	(7,905)
Net cash (used in) provided by operating activities of continuing operations	(34,553)	5,085
Net cash (used in) provided by operating activities of discontinued operations	(6,614)	8,599
Net cash (used in) provided by operating activities	(41,167)	13,684
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(1,340,027)	(184,585)
Purchases of property, plant, and equipment, net	(5,997)	(10,757)
Net proceeds from sale of business	—	352
Net cash used in investing activities of continuing operations	(1,346,024)	(194,990)
Net cash provided by (used in) investing activities of discontinued operations	74,944	(674)
Net cash used in investing activities	(1,271,080)	(195,664)
Cash Flows from Financing Activities
Proceeds from long-term debt	1,325,000	—
Long-term debt payments	(75,000)	—
Payment of debt issuance costs	(29,254)	—
Purchase of common stock at market prices	(3,857)	(62,394)
Net cash provided by (used in) financing activities	1,216,889	(62,394)
Effect of exchange rate changes on cash	(19)	8
Net decrease in cash and cash equivalents	(95,377)	(244,366)
Cash and cash equivalents at beginning of year	115,724	269,480
Cash and cash equivalents at end of period	$20,347	$25,114

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended March 31, 2026
	(Loss) income before taxes	(Benefit of) provision for income taxes	Net (loss) income from continuing operations	Net (loss) income from continuing operations per share - diluted
As Reported in GAAP Statements	$(16,666)	$(4,614)	$(12,052)	$(0.40)
Restructuring Charges (1)	2,310	635	1,675	0.05
Acquisition Related Costs (2)	32,641	8,766	23,875	0.80
Adjusted Financial Measures	$18,285	$4,787	$13,498	$0.45

	Residential	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	7.2%	6.0%	19.3%	n/a	(1.3)%
Restructuring Charges (1)	0.8%	0.1%	—%	n/a	0.6%
Acquisition Related Costs (2)	3.0%	0.3%	—%	n/a	9.2%
Adjusted Operating Margin	11.0%	6.3%	19.3%	n/a	8.6%

Income from Operations	$20,246	$3,327	$3,717	$(31,746)	$(4,456)
Restructuring Charges (1)	2,239	55	—	16	2,310
Acquisition Related Costs (2)	8,528	149	—	24,068	32,745
Adjusted Income from Operations	$31,013	$3,531	$3,717	$(7,662)	$30,599

Net Sales	$281,435	$55,630	$19,222	$—	$356,287

(1) Comprised primarily of exit activities costs
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended March 31, 2025
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Previously Reported in GAAP Statements	$27,053	$5,934	$21,119	$0.69
Discontinued Operations (1)	3,163	1,167	1,996	0.07
As Reported in GAAP Statements	$30,216	$7,101	$23,115	$0.76
Restructuring Charges (2)	1,236	300	936	0.03
Acquisition Related Costs (3)	4,255	998	3,257	0.11
Adjusted Financial Measures Recast	$35,707	$8,399	$27,308	$0.90

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin Previously Reported	17.4%	7.5%	(7.2)%	24.7%	n/a	8.8%
Discontinued Operations (1)			n/a		n/a
Operating Margin as Reported in GAAP Statements	17.4%	7.5%	n/a	24.7%	n/a	11.6%
Restructuring Charges (2)	0.6%	0.2%	n/a	—%	n/a	0.5%
Acquisition Related Costs (3)	—%	3.2%	n/a	—%	n/a	1.7%
Adjusted Operating Margin Recast	18.0%	10.8%	n/a	24.7%	n/a	13.9%

Income from Operations Previously Reported	$31,260	$3,385	$(3,145)	$5,258	$(11,248)	$25,510
Discontinued Operations (1)	—	—	3,145	—	—	3,145
Income from Operations as Reported in GAAP Statements	$31,260	$3,385	$—	$5,258	$(11,248)	$28,655
Restructuring Charges (2)	1,137	68	—	—	31	1,236
Acquisition Related Costs (3)	—	1,419	—	—	2,847	4,266
Adjusted Income from Operations Recast	$32,397	$4,872	$—	$5,258	$(8,370)	$34,157

Net Sales Previously Reported	$179,994	$45,040	$43,658	$21,323	$—	$290,015
Discontinued Operations (1)	—	—	(43,658)	—	—	(43,658)
Net Sales as Reported in GAAP Statements	$179,994	$45,040	$—	$21,323	$—	$246,357

(1) Represents the results generated by the Company's Renewables business classified as Discontinued Operations in 2025
(2) Comprised primarily of exit activities costs
(3) Represents acquisition-related expenses, including due diligence and integration costs of recent business combinations

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Year Ended December 31, 2025
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Reported in GAAP Statements	$126,576	$29,020	$97,556	$3.25
Restructuring Charges (1)	8,318	1,988	6,330	0.22
Acquisition Related Costs (2) (3)	17,544	3,836	13,708	0.45
Adjusted Financial Measures	$152,438	$34,844	$117,594	$3.92

	Residential	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	16.6%	4.5%	23.9%	n/a	10.8%
Restructuring Charges (1)	0.9%	0.6%	—%	n/a	0.7%
Acquisition Related Costs (2)	—%	2.1%	—%	n/a	1.6%
Adjusted Operating Margin	17.6%	7.1%	23.9%	n/a	13.3%

Income from Operations	$137,195	$9,804	$22,042	$(46,290)	$122,751
Restructuring Charges (1)	7,034	1,253	—	31	8,318
Acquisition Related Costs (2)	669	4,580	—	14,521	19,770
Adjusted Income from Operations	$144,898	$15,637	$22,042	$(31,738)	$150,839

Net Sales	$824,079	$219,301	$92,121	$—	$1,135,501

(1) Comprised primarily of exit activities costs
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations
(3) Includes one-time gain of $2.2M from an acquisition-related item

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended March 31, 2026
	Consolidated	Residential	Agtech	Infrastructure

Net Sales	$356,287	$281,435	$55,630	$19,222

Net Loss from Continuing Operations	(12,052)
Benefit of Income Taxes	(4,614)
Interest Expense	13,024
Other Income	(814)
Operating Profit	(4,456)	20,246	3,327	3,717
Adjusted Measures*	35,055	10,767	204	—
Adjusted Operating Profit	30,599	31,013	3,531	3,717
Adjusted Operating Margin	8.6%	11.0%	6.3%	19.3%
Adjusted Other Income	(668)	—	—	—
Depreciation & Amortization	15,903	12,129	2,088	713
Stock Compensation Expense	1,859	647	208	55
Adjusted EBITDA	$49,029	$43,789	$5,827	$4,485

Adjusted EBITDA Margin	13.8%	15.6%	10.5%	23.3%

Cash Flow - Operating Activities	(34,553)
Purchase of PPE, Net	(5,997)
Free Cash Flow	(40,550)
Free Cash Flow - % of Net Sales	(11.4)%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended March 31, 2025
	Consolidated	Residential	Agtech	Infrastructure

Net Sales Recast*	$246,357	$179,994	$45,040	$21,323

Net Income from Continuing Operations	23,115
Provision for Income Taxes	7,101
Interest Income	(1,637)
Other Expense	76
Operating Profit	28,655	31,260	3,385	5,258
Adjusted Measures*	5,502	1,137	1,487	—
Adjusted Operating Profit	34,157	32,397	4,872	5,258
Adjusted Operating Margin	13.9%	18.0%	10.8%	24.7%
Adjusted Other Expense	87	—	—	—
Adjusted Depreciation & Amortization (1)	5,387	2,527	1,341	701
Adjusted Stock Compensation Expense (2)	2,778	452	135	63
Adjusted EBITDA Recast**	$42,235	$35,376	$6,348	$6,022

Adjusted EBITDA Margin Recast**	17.1%	19.7%	14.1%	28.2%

Adjusted EBITDA Previously Reported	$46,174	$35,376	$6,348	$6,022
Adjusted EBITDA Margin Previously Reported	15.9%	19.7%	14.1%	28.2%

Cash Flow - Operating Activities	5,085
Purchase of PPE, Net	(10,757)
Free Cash Flow	(5,672)
Free Cash Flow - % of Net Sales	(2.3)%

*Details for the classification of the Company's Renewables business as Discontinued Operations are presented on corresponding Reconciliation of GAAP and Adjusted Financial Measures
**Recast for the classification of the Company's Renewables business as Discontinued Operations
(1) Recast Depreciation & Amortization for impact of ($2.280M) from classification of Renewables business as Discontinued Operations
(2) Recast Stock Compensation Expense for impact of ($211k) from classification of Renewables business as Discontinued Operations

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Year Ended December 31, 2025
	Consolidated	Residential	Agtech	Infrastructure

Net Sales	$1,135,501	$824,079	$219,301	$92,121

Net Income from Continuing Operations	97,556
Provision for Income Taxes	29,020
Interest Income	(1,747)
Other Income	(2,078)
Operating Profit	122,751	137,195	9,804	22,042
Adjusted Measures*	28,088	7,703	5,833	—
Adjusted Operating Profit	150,839	144,898	15,637	22,042
Adjusted Operating Margin	13.3%	17.6%	7.1%	23.9%
Adjusted Other Expense	148	—	—	—
Depreciation & Amortization	29,849	13,351	10,368	2,845
Less: Acquisition-related amortization	(3,500)	—	(3,500)	—
Adjusted Depreciation & Amortization	26,349	13,351	6,868	2,845
Stock Compensation Expense	8,339	2,591	729	274
Less: SLT Related Stock Compensation Expense	(82)	—	—	—
Adjusted Stock Compensation Expense	8,257	2,591	729	274
Adjusted EBITDA	$185,297	$160,840	$23,234	$25,161

Adjusted EBITDA Margin	16.3%	19.5%	10.6%	27.3%

Cash Flow - Operating Activities	137,107
Purchase of PPE, Net	(46,130)
Free Cash Flow	90,977
Free Cash Flow - % of Net Sales	8.0%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures